EXHIBIT 99.B3


                      PRINCIPAL UNDERWRITER'S AGREEMENT


This Agreement dated this 1st day of October, 1994 is by and between Equitable Life Insurance Company of Iowa ("ELIC") on behalf of Equitable Life Insurance Company of Iowa Separate Account A (the "Separate Account") and Equitable of Iowa Securities Network, Inc. ("EISN") as follows:

                                 WITNESSETH:
  WHEREAS,  ELIC  is  a  life  insurance  company  licensed  to issue and sell
Individual Flexible Purchase Payment Deferred Variable and Fixed Annuity Contracts (the "Contracts") of the Separate Account to the public through EISN; and

WHEREAS, ELIC desires EISN to act as the principal underwriter of the Contracts; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

SECTION 1. DESIGNATION OF PRINCIPAL UNDERWRITER. ELIC grants EISN the exclusive right, during the term of this Agreement, subject to registration requirements of the Securities Act of 1933 and the Investment Company Act of 1940 and the provisions of the Securities Exchange Act of 1934, to be the distributor of the Contracts issued through the Separate Account. EISN will sell the Contracts under such terms as set by ELIC and will make such sales to purchasers permitted to buy such Contracts as specified in the prospectus.

SECTION 2.  SERVICES BY EISN.  EISN agrees to provide sales service subject to
the  terms  and  conditions  hereof.   The Contracts to be sold are more fully
described in the registration statement and prospectus hereinafter mentioned. Contracts to be issued by ELIC through the Separate Account.

SECTION 3. COMPENSATION OF EISN. EISN shall be compensated for its distribution services in such amount as to meet all of its obligations to selling broker-dealers with respect to all purchase payments accepted by ELIC on the Contracts covered hereby.

SECTION 4. PROVISION OF SALES MATERIALS. On behalf of the Separate Account, ELIC shall furnish EISN with copies of all prospectuses, financial statements and other documents which EISN reasonably requests for use in connection with the distribution of the Contracts. ELIC shall provide to EISN such number of copies of the current effective prospectuses as EISN shall request.

SECTION 5. LIMITATION OF AUTHORITY. EISN is not authorized to give any information, or to make any representations concerning the Contracts or the Separate Account of ELIC other than those contained in the current registration statements or prospectuses relating to the Separate Account filed with the Securities and Exchange Commission or such sales literature as may be authorized by ELIC.

SECTION 6. BOOKS AND RECORDS. Both parties to this Agreement agree to keep the necessary books and records required by applicable state and federal law and regulations and to render the necessary assistance to one another for the accurate and timely preparation of such books and records.

SECTION 7. TERM OF AGREEMENT. This Agreement shall be effective upon the execution hereof and will remain in effect unless terminated as hereinafter provided. This Agreement shall automatically be terminated in the event of its assignment by EISN. This Agreement may be terminated at any time by either party hereto upon 60 days' written notice to the other party.

SECTION 8. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing if sent by First Class Mail, Registered or Certified, postage prepaid and properly addressed.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized.

                                          ELIC:

                                          EQUITABLE LIFE INSURANCE
                                          COMPANY OF IOWA


                                          BY: /s/ FRED S.  HUBBELL
                                             _______________________________
                                             Fred S. Hubbell,
                                             Its President

                                          EISN:

                                          EQUITABLE OF IOWA SECURITIES
                                          NETWORK, INC.



                                          BY: /s/ BILL L.  LOWE
                                             ______________________________
                                             Bill L. Lowe,
                                             Its President